                         CONTRATO DE CAUCION BURSATIL
                         ----------------------------
                                 QUE CELEBRAN:
                                 ------------


I. Banco Nacional de Mexico, S.A., Institucion de Banca Multiple, Integrante del Grupo Financiero Banamex-Accival, a quien en lo sucesivo se le designara como la "Institucion".

II. Corporacion Durango, S.A. de C.V., a quien en lo sucesivo se le designara como el "Garante".

III. Administradora Corporativa y Mercantil, S.A. de C.V., a quien en lo sucesivo se le designara como el "Acreditado".

IV. Acciones y Valores de Mexico, S.A. de C.V., Casa de Bolsa, Integrante del Grupo Financiero Banamex-Accival, en su caracter de depositario, a quien en lo sucesivo se le denominara como "Accival".

Al tenor de los Antecedentes y Clausulas siguientes:


                            A N T E C E D E N T E S


I. Con fecha 30 de marzo del 2000, la Institucion otorgo al Acreditado un credito (en lo sucesivo designado como el "Credito"), hasta por la cantidad de $110'000,000.00 (Ciento Diez Millones de Dolares 00/100 Moneda de Curso Legal en los Estados Unidos de America), en la que no quedaron comprendidos los intereses, gastos y demas comisiones que se causaran en virtud del mismo, el cual quedo documentado mediante un contrato de apertura de credito, que tiene como fecha para su vencimiento el dia en que se cumpla el plazo de 5 (Cinco) anos contados a partir de que se realice la primera disposicion al amparo de dicho Credito.

II. El Garante es una sociedad anonima de capital variable, de nacionalidad mexicana quien hace constar que se encuentra legalmente facultado conforme a las leyes de los Estados Unidos Mexicanos para celebrar el presente Contrato, asumiendo las obligaciones derivadas del mismo, y que se encuentra al corriente en el pago de todos los impuestos, derechos y demas obligaciones a su cargo, cuyo incumplimiento pudiere afectar en forma substancial y adversa su situacion financiera.

III. Para garantizar todas y cada una de las obligaciones del Acreditado derivadas del Credito, el Acreditado y el Garante estan de acuerdo en constituir, en este acto, Caucion Bursatil en favor de la Institucion, quien acepta esta garantia.

                                    1 de 15

IV. El Acreditado y el Garante mantienen depositados en Accival, bajo los Contratos de Intermediacion Bursatil numero 49464 EE (Cuatro nueve cuatro seis cuatro EE) y numero 49482 EE (Cuatro nueve cuatro ocho dos EE), respectivamente, ambos celebrados el dia 27 de marzo del 2000, los titulos de credito que constituyen la garantia otorgada por virtud del presente Contrato.


En virtud de lo anterior, las partes acuerdan en lo que se contiene en las siguientes:


                               C L A U S U L A S


PRIMERA.- DEFINICION DE TERMINOS. Los terminos que se utilizan en este Contrato y que se relacionan a continuacion, tendran los significados siguientes, que seran igualmente aplicables a las formas singular o plural de dichos terminos:

 .    Contratos de Intermediacion Bursatil: Significan conjuntamente (i) el
     ------------------------------------
     Contrato de Intermediacion Bursatil de fecha 27 de marzo del 2000, celebrado entre el Acreditado y Accival, el cual quedo registrado en Accival bajo el numero 49464 EE (Cuatro nueve cuatro seis cuatro EE), y las modificaciones que en lo futuro existieren a dicho Contrato mediante acuerdo entre las partes que lo suscribieron y (ii) el Contrato de Intermediacion Bursatil de fecha 27 de marzo del 2000, celebrado entre el Garante y Accival, el cual quedo registrado en Accival bajo el numero 49482 EE (Cuatro nueve cuatro ocho dos EE), y las modificaciones que en lo futuro existieren a dicho Contrato mediante acuerdo entre las partes que lo suscribieron.

 .    Credito: Significa el credito otorgado por la Institucion al Acreditado, a
     -------
     que se refiere el Antecedente I del presente Contrato, y las modificaciones que en lo futuro existieren al mismo mediante acuerdo entre la Institucion, el Acreditado y el Garante.

 .    Dia Habil. Significa cualquier dia en el que los bancos esten abiertos al
     ---------
     publico en la Plaza.

 .    Ejecutor. Significa el Ejecutor designado conforme a lo establecido en la
     --------
     Clausula Decima Primera, quien procedera a la venta extrajudicial de los Titulos en el supuesto de ejecucion del presente Contrato.

 .    Indeval. Significa la institucion para el deposito de valores denominada
     -------
     S.D. Indeval, S.A. de C.V., o la persona moral que la substituya en el ejercicio de sus funciones.

 .    Plaza: Significa la Ciudad de Mexico, Distrito Federal.
     -----

                                    2 de 15

 .    Titulos. Significa la totalidad de los titulos valor custodiados por
     -------
     Accival, directa o indirectamente, en los terminos de los Contratos de Intermediacion Bursatil, que quedan afectos a la garantia establecida en favor de la Institucion en los terminos de este Contrato, los cuales se relacionan en el Anexo 1 de este Contrato, y las modificaciones a dicho Anexo 1, si las hubiere, para incluir nuevos titulos valor de la misma emisora y serie, con el fin de restablecer la proporcion establecida en la Clausula Tercera del presente contrato.


SEGUNDA.- CONSTITUCION Y SUBSISTENCIA DE LA CAUCION BURSATIL. INCONDICIONABILIDAD DE LAS OBLIGACIONES DEL ACREDITADO Y DEL GARANTE. En los terminos de los articulos 57, fraccion IV, 77 y 99 de la Ley del Mercado de Valores, para garantizar el cumplimiento de las obligaciones del Acreditado conforme al Credito, incluyendo, enunciativa pero no limitativamente: el pago puntual (sea al vencimiento programado o anticipado) de todas las cantidades que el Acreditado debera pagar a la Institucion conforme al Credito, comprendiendo el pago de la suma principal del mismo, intereses ordinarios y moratorios, comisiones, costos y gastos, y demas consecuencias legales a cargo del Acreditado, en su caso, gastos y costas de juicio, el Acreditado y el Garante constituyen Caucion Bursatil en favor de la Institucion en los terminos del presente Contrato.

Las obligaciones del Acreditado y del Garante aqui contenidas son absolutas e incondicionales en todos aspectos. El Acreditado y el Garante renuncian a cualquier notificacion, presentacion, requerimiento, protesto, aviso de incumplimiento y a cualquier otro tipo de diligencia o notificacion con respecto a las obligaciones cuyo cumplimiento garantiza. El Garante por su parte renuncia, asimismo, a cualquier beneficio de orden, excusion o division.

La Caucion Bursatil subsistira hasta que se haya pagado a la Institucion todo cuanto se le adeudare por el Acreditado al amparo del Credito, incluyendo sus accesorios y demas consecuencias legales, aun cuando: (i) el Garante no pueda subrogarse en los derechos y privilegios de la Institucion por culpa o negligencia de esta; (ii) se conceda prorroga o espera al Acreditado sin consentimiento del Garante; (iii) la Institucion haga quita al Acreditado o la obligacion principal quede sujeta a nuevos gravamenes o condiciones; (iv) la Institucion no requiera judicialmente al Acreditado por el incumplimiento de la obligacion principal a la expiracion del plazo, o al volverse exigible la deuda principal el Garante pida a la Institucion que promueva judicialmente el cumplimiento de la obligacion y la Institucion no ejercite sus derechos dentro del plazo solicitado por el Garante, o, si ya iniciado el juicio, en uno u otro caso, dejare de promoverse sin causa justificada.

El Acreditado y el Garante convienen en que sus obligaciones derivadas de la presente garantia, no podran ser liberadas excepto mediante el pago de las cantidades adeudadas por el Acreditado a la Institucion en virtud del Credito.

                                    3 de 15

TERCERA.- TITULOS EN GARANTIA. El Acreditado y el Garante se obligan a mantener conjuntamente los Titulos en garantia en favor de la Institucion, en los terminos del presente Contrato, hasta el pago total a la Institucion de las cantidades que le fueren adeudadas con motivo del Credito; en el entendido de que el numero minimo de Titulos caucionados debera representar por lo menos el 35.7745% (Treinta y Cinco punto Siete Mil Setecientos Cuarenta y Cinco por ciento) del capital social, fijo y variable, de la empresa emisora de los Titulos.

En el supuesto de que el numero de Titulos no represente el porcentaje antes mencionado, la Institucion tendra la facultad de avisar al Acreditado y/o al Garante, por el medio de comunicacion que considere conveniente, a fin de que el Acreditado y/o al Garante afecten inmediatamente en garantia en favor de la Institucion nuevos Titulos de la misma emisora y serie de cualquiera de los referidos en el Anexo 1, a fin de que se conserve dicho porcentaje. No obstante lo anterior, si por cualquier circunstancia la Institucion y/o Accival no dan al Acreditado y/o el Garante el aviso a que se refiere este parrafo, lo anterior no libera ni al Acreditado ni al Garante de la obligacion de mantener en todo tiempo el porcentaje de Titulos caucionados previsto en la presente clausula, siendo su absoluta responsabilidad el vigilar que se conserve dicho porcentaje, afectando en garantia en favor de la Institucion, en su caso, los Titulos de la misma emisora y serie de cualquiera de los referidos en el Anexo 1 que sean necesarios para restablecer el porcentaje mencionado.


CUARTA.- NOTIFICACION AL INDEVAL. Las partes estan de acuerdo en que Accival realice todos los actos que sean necesarios a fin de dar al Indeval la participacion que sea necesaria para la constitucion, incremento de la garantia, extincion y, en su caso, la ejecucion de la garantia establecida en este Contrato, obligandose el Acreditado y el Garante a dar de inmediato la colaboracion que en su caso le requiera Accival para tal fin, obligandose solidariamente el Acreditado y el Garante a hacer provision de fondos o a reembolsar, a la vista, a Accival, de acuerdo al caso y segun lo determine Accival, las cantidades que cobre el Indeval por la prestacion de los servicios del Indeval que se deriven del presente Contrato.


QUINTA.- LIBERACION PARCIAL DE LOS TITULOS. Si los Titulos afectos en garantia en favor de la Institucion en los terminos del presente Contrato representan un porcentaje superior al 35.7745% (Treinta y Cinco punto Siete Mil Setecientos Cuarenta y Cinco por ciento) del capital social, fijo y variable, de la empresa emisora de los Titulos, la Institucion, a solicitud del Acreditado y/o del Garante, podra autorizar discrecionalmente la liberacion de los Titulos que excedan ese porcentaje, siempre y cuando la Institucion hubiese verificado previamente que el Acreditado se encuentra en cumplimiento de las obligaciones conforme al presente Contrato y al Credito.

                                    4 de 15

SEXTA.- ASISTENCIA A ASAMBLEAS. El Acreditado y el Garante tendran el derecho de solicitar a Accival la constancia de su titularidad respecto a los Titulos, en caso de que sea necesario acreditar el derecho del Acreditado y/o del Garante para asistir a asambleas, previa solicitud escrita del Acreditado y/o del Garante, segun corresponda, a Accival con una anticipacion de cuando menos 10
(diez) Dias Habiles a la celebracion de la asamblea respectiva, siendo por cuenta del Acreditado y del Garante los gastos que con tal motivo se originen.


SEPTIMA.- EJERCICIO DE LOS DERECHOS DERIVADOS DE LOS TITULOS. Cuando sea necesario ejercitar derechos opcionales o accesorios, o efectuar exhibiciones o pagos en relacion a los Titulos, Accival debera ejercitarlos por cuenta del Acreditado y del Garante, siempre y cuando hubiere recibido instrucciones escritas suficientes de estos, se encuentre legitimado y el Acreditado y el Garante hayan provisto a Accival con los fondos necesarios al menos 5 (cinco) Dias Habiles anteriores a que venza el plazo senalado para el ejercicio del derecho de que se trate. La falta de legitimacion, instrucciones escritas o provision de fondos por el Acreditado o el Garante, segun corresponda, en la hipotesis senalada anteriormente, exime a Accival y a la Institucion de cualquier responsabilidad al respecto.

Las partes convienen en que los derechos accesorios derivados de los Titulos mientras estos permanezcan afectos en garantia, incrementaran la Caucion Bursatil constituida en este acto en favor de la Institucion.


OCTAVA.- EJERCICIO DISCRECIONAL PARA LA INSTITUCION DE LOS DERECHOS ESTABLECIDOS EN SU FAVOR EN EL PRESENTE CONTRATO. Sera facultad de la Institucion, mas no obligacion de la misma, el hacer efectiva la presente garantia en el caso de incumplimiento del Acreditado a las obligaciones a su cargo derivadas del Credito, o de incumplimiento a las obligaciones del Acreditado y/o el Garante derivadas del presente Contrato; por lo cual, la Institucion ejercitara los derechos establecidos a su favor en virtud del presente, en el momento en que lo juzgue conveniente y la falta de ejercicio por parte de la Institucion de tales derechos, no libera al Acreditado y al Garante de sus obligaciones conforme a este Contrato, ni al Acreditado de cualquier obligacion a cargo del mismo derivada del Credito, ni del pago de intereses a cargo del Acreditado, los cuales continuaran generandose conforme al Credito hasta que la Institucion reciba integra la cantidad que se le adeude con motivo de dicho Credito, precisamente en la moneda pactada en tal Credito.

En ningun caso Accival o la Institucion seran responsables por la perdida o menoscabo que se pudiere originar respecto de los Titulos.

La omision por parte de la Institucion en el ejercicio de los derechos previstos en este Contrato en ningun caso tendra el efecto de una renuncia de los mismos; ni el ejercicio

                                    5 de 15
singular o parcial por parte de la Institucion de cualquier derecho derivado de este Contrato, excluye algun otro derecho, facultad o privilegio.


NOVENA.- CAUSAS DE PROCEDENCIA DEL PROCEDIMIENTO EXTRAJUDICIAL DE EJECUCION. Las partes convienen en la venta extrajudicial de los Titulos para el supuesto de ejecucion del presente Contrato, conforme al procedimiento que se establece en el mismo, siendo procedente dicho procedimiento extrajudicial de ejecucion en cualquiera de los siguientes casos:

A. Si el Acreditado incurre en cualquier causa de vencimiento anticipado conforme al Credito, enunciativa, pero no limitativamente:

     i) Si el Acreditado no cubre puntualmente a la Institucion el importe de cualquier cantidad pagadera a la Institucion conforme al Credito.

     ii) Si se inicia un procedimiento por o en contra del Acreditado con el fin de declararlo en concurso de acreedores, quiebra o en suspension de pagos, segun corresponda.

B. Si el numero de Titulos caucionados no representa el 35.7745% (Treinta y Cinco punto Siete Mil Setecientos Cuarenta y Cinco por ciento) del capital social, fijo y variable, de la empresa emisora de los Titulos.

C. Si se inicia un procedimiento por o en contra del Garante con el fin de declararlo en concurso de acreedores, quiebra o suspension de pagos, segun el caso.

D. En caso de incumplimiento por parte del Acreditado o del Garante de las obligaciones a su cargo derivadas del presente Contrato.

E. En cualquier caso en que pretendiere discutirse la validez del presente Contrato, o se solicite o pretenda ejecutarse cualquier acto, tendiente a impedir el ejercicio de los derechos derivados en favor de la Institucion por virtud del presente Contrato.

F.   En los demas casos previstos por las leyes aplicables.


DECIMA.- DESIGNACION DEL EJECUTOR. Las partes designan como Ejecutor de la presente Caucion Bursatil, a G.B.M. Grupo Bursatil Mexicano, S.A. de C.V., Casa de Bolsa, Grupo Financiero GBM Atlantico, con domicilio al momento de firma del presente Contrato en Avenida Insurgentes Sur, numero 1605, Piso 31, Colonia San Jose Insurgentes, Delegacion Benito Juarez, Codigo Postal 03900, Mexico, Distrito Federal, quien no forma parte del Grupo Financiero Banamex-Accival y cuya designacion sera notificada al Ejecutor por Accival.

                                    6 de 15

Si el Ejecutor designado no acepta tal designacion, o si una vez aceptada la misma no puede desempenar su cargo por cualquier causa, las partes acuerdan que la Institucion designara a un nuevo Ejecutor, siempre y cuando dicho nombramiento recaiga en cualquier casa de bolsa legalmente facultada que no forme parte del Grupo Financiero Banamex-Accival.

Los honorarios y comisiones del Ejecutor en el desempeno de su cargo seran pagados solidariamente por el Acreditado y/o el Garante conforme al importe que para dichas remuneraciones tuviere vigentes el Ejecutor a tal fecha; debiendo, asimismo, reembolsar el Acreditado y el Garante al Ejecutor el importe de los gastos en que incurra el Ejecutor, asi como los impuestos o cargas fiscales que, en su caso, fueren aplicables. El importe de las cantidades pagaderas al Ejecutor tendra prelacion sobre cualquier otra cantidad adeudada en razon del presente Contrato y del Credito.


DECIMA PRIMERA.- PROCEDIMIENTO EXTRAJUDICIAL DE EJECUCION. Para el caso de la venta extrajudicial de los Titulos, en el supuesto de ejecucion del presente Contrato, las partes acuerdan el siguiente procedimiento:

A. La Institucion tendra la facultad de solicitar al Ejecutor, directamente o por conducto de Accival, que realice la venta extrajudicial de los Titulos afectos en garantia, en cualquiera de los siguientes supuestos:

     i) Si, al momento en que se presente cualquiera de los eventos descritos en la Clausula Novena, excepto el senalado en el inciso b) de la misma, la Institucion no recibe el pago correspondiente dentro del plazo de 1 (un) Dia Habil, contado a partir del momento en que suceda cualquiera de dichos eventos.

     ii) Si, en el supuesto senalado en la Clausula Novena, inciso b), del presente Contrato, el Acreditado o el Garante no afectan inmediatamente en garantia en favor de la Institucion nuevos Titulos, conforme a lo establecido en el presente Contrato, a fin de que encuentren caucionados el numero de titulos suficientes que representen el 35.7745% (Treinta y Cinco punto Siete Mil Setecientos Cuarenta y Cinco por ciento) del capital social, fijo y variable, de la empresa emisora de los Titulos, dentro del plazo de 2 (dos) Dias Habiles contados a partir del momento en que suceda dicho evento.

B. De la peticion de la Institucion, el Ejecutor, por medio de simple notificacion escrita, dara vista al Acreditado y al Garante, quien tendra un plazo de 1 (un) Dia Habil, contado a partir de que reciba la notificacion, para oponerse a la venta de los Titulos, lo cual podra realizar unicamente en los siguientes supuestos:

     i) Si dentro del plazo mencionado en el parrafo precedente el Acreditado y/o el Garante restituyen el porcentaje de Titulos que deben estar caucionados conforme a lo establecido en este Contrato, cuando la causa por la cual la

                                    7 de 15

Institucion hubiere solicitado la venta extrajudicial de los Titulos fuere la senalada en la Clausula Novena, inciso b), del presente Contrato.

     ii) Si dentro del plazo mencionado en el primer parrafo del inciso b) de esta Clausula, el Garante exhibe al Ejecutor el importe del pago correspondiente, o el comprobante de la entrega del mismo a la Institucion, cuando la causa por la cual la Institucion hubiere solicitado la venta extrajudicial de los Titulos fuere cualquiera de los supuestos senalados en la Clausula Novena, excepto la consignada en el inciso b) de la misma.

C. Si el Acreditado o el Garante no exhiben o acreditan el pago, o bien, no restituyen el porcentaje de Titulos que deben estar caucionados, segun el caso, conforme a lo establecido en este Contrato, el Ejecutor ordenara la venta de los Titulos a traves de bolsa de valores y a los precios del mercado al momento en que se realice la venta, hasta el monto necesario para cubrir la totalidad de las cantidades senaladas en la Clausula Decima Tercera, entregando el Ejecutor a la Institucion el importe de las cantidades obtenidas con motivo de dicha venta. El remanente, si lo hubiere, tanto en efectivo como en valores, quedara a disposicion del Acreditado y del Garante.


DECIMA SEGUNDA.- COMISION EN FAVOR DE ACCIVAL. En el supuesto de ejecucion del presente Contrato y que, por tanto, se proceda a la venta extrajudicial de los Titulos, el Acreditado y el Garante pagaran solidariamente a Accival, a la vista, una comision del 1% (uno por ciento), calculada sobre el importe del saldo insoluto del Credito y sus accesorios, a la fecha en que se proceda a la venta extrajudicial de los Titulos.


DECIMA TERCERA.- APLICACION DE LAS CANTIDADES RECIBIDAS POR LA INSTITUCION CON MOTIVO DE LA EJECUCION. CONVERSION DE MONEDA. Las cantidades recibidas por la Institucion derivadas de la venta extrajudicial de los Titulos, en el supuesto de ejecucion del presente Contrato, seran aplicadas por la Institucion en el siguiente orden:

A. Al pago de las comisiones, gastos y contribuciones originados con motivo de la ejecucion de la garantia establecida en este Contrato.

B. Al pago de la comision establecida en favor de Accival en la Clausula Decima Segunda.

C.   Al pago de las comisiones y gastos originados con motivo del Credito.

D.   Al pago de los intereses moratorios originados con motivo del Credito.

E.   Al pago de los intereses ordinarios originados con motivo del Credito.

                                    8 de 15

F. Al pago del principal del Credito, en orden inverso al vencimiento de las amortizaciones de capital del Credito.

Si por alguna circunstancia no fuere posible realizar dicha aplicacion, las cantidades seran mantenidas en deposito por la Institucion, hasta en tanto pueda llevar a cabo tal aplicacion.

Las obligaciones de pago del Acreditado con respecto a cualquier cantidad adeudada por el Acreditado a la Institucion, de conformidad con el Credito, que esten denominadas en moneda distinta a la moneda nacional, quedaran cumplidas y satisfechas, unicamente en la medida en que la Institucion adquiera con la moneda recibida con motivo de la venta extrajudicial de los Titulos, la moneda en que este denominado el Credito, de acuerdo con las practicas bancarias normales, quedando facultada la Institucion a deducir de las cantidades recibidas por la venta extrajudicial de los Titulos, el importe de los gastos y comisiones generados con motivo de la adquisicion de la moneda extranjera correspondiente, considerandose dichas comisiones y gastos como accesorios del Credito.


DECIMA CUARTA.- TERMINACION. Salvo que la Institucion otorgue su autorizacion expresa, el presente Contrato, asi como los Contratos de Intermediacion Bursatil, no podran darse por terminados hasta en tanto la Institucion no reciba el pago total del Credito y sus accesorios.

En el caso de terminacion del presente Contrato, Accival lo notificara al Indeval a efecto de liberar los Titulos afectos en garantia, estando obligado el Acreditado y el Garante a dar a Accival la colaboracion que, en su caso fuere necesaria, y a cubrir las remuneraciones que cobre el Indeval por sus servicios, conforme a lo establecido en la Clausula Cuarta del presente Contrato.


DECIMA QUINTA.- MODIFICACIONES. Ninguna modificacion o renuncia a disposicion alguna de este Contrato y ningun consentimiento dado al Acreditado o al Garante para divergir de este Contrato, surtira efectos a menos que conste por escrito y se suscriba por Accival, por la Institucion, por el Acreditado y por el Garante, y, aun en dicho supuesto, tal renuncia o consentimiento tendra efecto solamente en el caso y para el fin especifico para el cual fue otorgado.


DECIMA SEXTA.- NOTIFICACIONES. Para efectos del presente Contrato, cada parte senala como su domicilio:

La Institucion:    Actuario Roberto Medellin, numero 800,
                   Edificio Norte, Tercer Piso,

                                    9 de 15

                  Colonia Santa Fe,
                  Delegacion Alvaro Obregon,
                  Codigo Postal 01210,
                  Mexico, Distrito Federal.

El Acreditado:    Poniente 140 No. 840
                  Col. Industrial Vallejo
                  Delegacion Azcapotzalco
                  Codigo Postal 02300
                  Mexico, Distrito Federal

El Garante:       Poniente 140 No. 840
                  Col. Industrial Vallejo
                  Delegacion Azcapotzalco
                  Codigo Postal 02300
                  Mexico, Distrito Federal

Accival:          Avenida Paseo de la Reforma, numero 398,
                  Colonia Juarez,
                  Codigo Postal 06600,
                  Mexico, Distrito Federal.

Mientras las partes no se notifiquen por escrito un cambio de domicilio, los avisos, notificaciones y demas diligencias judiciales y extrajudiciales que se hagan en los domicilios indicados, surtiran plenamente sus efectos.


DECIMA SEPTIMA.- LEYES APLICABLES. Este Contrato sera regido por e interpretado de acuerdo con la Ley del Mercado de Valores y sus leyes supletorias.


DECIMA OCTAVA.- JURISDICCION. Para todo lo relativo a la interpretacion y cumplimiento de las obligaciones derivadas de este Contrato, las partes se someten a la jurisdiccion y competencia de los tribunales de la Plaza, o a la de los tribunales de la Ciudad de Mexico, Distrito Federal, a la eleccion de la parte actora, renunciando expresamente a cualquier otro fuero al que tengan derecho o lleguen a tenerlo en el futuro en virtud de su domicilio o de cualquier otra razon.


DECIMA NOVENA.- COSTOS Y GASTOS. El Acreditado y el Garante pagaran solidariamente a la Institucion, a la vista, previa notificacion por escrito que la Institucion y/o Accival le envien al efecto, cualquier costo razonable derivado de la preparacion y celebracion de este Contrato, asi como cualquier costo, gasto o perdida razonable, si lo hubiere, en relacion a la ejecucion del presente Contrato.

                                    10 de 15

VIGESIMA.- MANDATO IRREVOCABLE. El Acreditado y el Garante otorgan irrevocablemente a Accival, un mandato mercantil irrevocable en terminos del articulo 285 (Doscientos ochenta y cinco) del Codigo de Comercio para que Accival solicite al Indeval, el fraccionamiento de los Titulos materia del presente contrato, asi como para que los otorgue en garantia prendaria a favor de la institucion, en caso de que por cualquier motivo los Titulos dejen de cotizar en bolsa se deslisten.

                                    11 de 15

Este Contrato de Caucion Bursatil se firma en la Plaza, en 7 (siete) ejemplares, quedando 4 (cuatro) en poder de la Institucion y 1 (uno) en poder de cada una de las partes restantes, a los 3 dias del mes de abril del ano 2000.



                                 EL ACREDITADO
              ADMINISTRADORA CORPORATIVA Y MERCANTIL, S.A. DE C.V.
                               Representado por:


                     /s/ Jose Antonio Rincon Arredondo
                     ---------------------------------
                         Jose Antonio Rincon Arredondo
       Quien acredita su personalidad con la escritura publica numero11,964, otorgada con fecha 23 de febrero del 2000 ante la fe del Lic. Oscar Francisco Zarzosa Ruiz, notario publico numero 18 de Durango, Durango, inscrita en el Registro Publico de Comercio de la Ciudad de Durango, con fecha 6 de marzo del 2000, bajo la inscripcion numero 17,593 a fojas 177 del Libro Tercero Segundo auxiliar de Comercio, Tomo 46, Seccion Comercio.



                                   EL GARANTE
                       CORPORACION DURANGO, S.A. DE C.V.
                               Representado por:



                     /s/ Jose Antonio Rincon Arredondo
                     ---------------------------------
                         Jose Antonio Rincon Arredondo
       Quien acredita su personalidad con la escritura publica numero12,014, otorgada con fecha 25 de marzo del 2000 ante la fe del Lic. Oscar Francisco Zarzosa Ruiz, notario publico numero 18 de Durango, Durango.

                                    12 de 15

                                 LA INSTITUCION
         BANCO NACIONAL DE MEXICO, S.A. INSTITUCION DE BANCA MULTIPLE,
                INTEGRANTE DEL GRUPO FINANCIERO BANAMEX ACCIVAL,
                               Representada por:




    /s/ Juan Carlos Garcia Cuellar                   /s/ Jose Hector Manuel Salazar Andreu
______________________________________________    _____________________________________________
        Juan Carlos Garcia Cuellar                       Jose Hector Manuel Salazar Andreu
    Quien acredita su personalidad con la              Quien acredita su personalidad con la
 escritura publica numero 42,013, otorgada con    escritura publica numero 42,066, otorgada con
  fecha 1 de febrero de 1999, ante la fe del       fecha 18 de febrero de 1999, ante la fe del
   Lic. Jose Manuel Gomez del Campo Lopez,           Lic. Jose Manuel Gomez del Campo Lopez,
   notario publico numero 136 del Distrito           notario publico numero 136 del Distrito
  Federal, inscrita en el Registro Publico de      Federal, inscrita en el Registro Publico de
 Comercio de la Ciudad de Mexico, con fecha de    Comercio de la Ciudad de Mexico, con fecha 22
     15 de febrero de 1999, bajo el folio           de marzo de 1999, bajo el folio mercantil
         mercantil numero 65,126.                                numero 65,126.



                                    ACCIVAL
           ACCIONES Y VALORES DE MEXICO, S.A. DE C.V., CASA DE BOLSA,
                INTEGRANTE DEL GRUPO FINANCIERO BANAMEX ACCIVAL,
                               Representada por:



                           /s/ Luis Duhart Meade
                           _________________________
                               Luis Duhart Meade
       Quien acredita su personalidad con la escritura publica numero 19590 de fecha 25 de noviembre de 1996 ante la fe del la licenciada Sara Cuevas Villalobos, Notario No. 197 del Distrito Federal, inscrita en el Registro Publico bajo el folio mercantil No. 17206.

                                    13 de 15

ANEXO 1 DEL CONTRATO DE CAUCION BURSATIL DE FECHA 3 DE ABRIL DEL 2000, CELEBRADO
ENTRE: (i) BANCO NACIONAL DE MEXICO, S.A., INSTITUCION DE BANCA MULTIPLE, INTEGRANTE DEL GRUPO FINANCIERO BANAMEX-ACCIVAL (LA "INSTITUCION"); (ii) ADMINISTRADORA CORPORATIVA Y MERCANTIL, S.A. DE C.V. (EL "ACREDITADO"); (iii) CORPORACION DURANGO, S.A. DE C.V. (EL "GARANTE"); Y (iv) ACCIONES Y VALORES DE MEXICO, S.A. DE C.V., CASA DE BOLSA, INTEGRANTE DEL GRUPO FINANCIERO BANAMEX-ACCIVAL ("ACCIVAL").

Numero de Titulos:                Emisora:                    Serie:          Numero de Contrato:
-------------------------------------------------------------------------------------------------
    15,068,000               Grupo Industrial                GIDUSA.A              49464EE
                           Durango, S.A. de C.V.
-------------------------------------------------------------------------------------------------
     4,257,435               Grupo Industrial                GIDUSA.A              49482EE
                           Durango, S.A. de C.V.
-------------------------------------------------------------------------------------------------


                                 EL ACREDITADO
              ADMINISTRADORA CORPORATIVA Y MERCANTIL, S.A. DE C.V.
                               Representado por:


                     /s/ Jose Antonio Rincon Arredondo
                     ---------------------------------
                         Jose Antonio Rincon Arredondo
       Quien acredita su personalidad con la escritura publica numero11,964, otorgada con fecha 23 de febrero del 2000 ante la fe del Lic. Oscar Francisco Zarzosa Ruiz, notario publico numero 18 de Durango, Durango, inscrita en el Registro Publico de Comercio de la Ciudad de Durango, con fecha 6 de marzo del 2000, bajo la inscripcion numero 17,593 a fojas 177 del Libro Tercero Segundo auxiliar de Comercio, Tomo 46, Seccion Comercio.

                                   EL GARANTE
                       CORPORACION DURANGO, S.A. DE C.V.
                               Representado por:


                     /s/ Jose Antonio Rincon Arredondo
                     ---------------------------------
                         Jose Antonio Rincon Arredondo
       Quien acredita su personalidad con la escritura publica numero12,014, otorgada con fecha 25 de marzo del 2000 ante la fe del Lic. Oscar Francisco Zarzosa Ruiz, notario publico numero 18 de Durango, Durango.

                                    14 de 15

                                 LA INSTITUCION
         BANCO NACIONAL DE MEXICO, S.A. INSTITUCION DE BANCA MULTIPLE,
                INTEGRANTE DEL GRUPO FINANCIERO BANAMEX ACCIVAL,
                               Representada por:

    /s/ Juan Carlos Garcia Cuellar                  /s/ Jose Hector Manuel Salazar Andreu
----------------------------------------------    ----------------------------------------------
        Juan Carlos Garcia Cuellar                      Jose Hector Manuel Salazar Andreu
   Quien acredita su personalidad con la              Quien acredita su personalidad con la
escritura publica numero 42,013, otorgada con      escritura publica numero 42,066, otorgada con
 fecha 1 de febrero de 1999, ante la fe del         fecha 18 de febrero de 1999, ante la fe del
  Lic. Jose Manuel Gomez del Campo Lopez,             Lic. Jose Manuel Gomez del Campo Lopez,
  notario publico numero 136 del Distrito             notario publico numero 136 del Distrito
  Federal, inscrita en el Registro Publico de       Federal, inscrita en el Registro Publico de
Comercio de la Ciudad de Mexico, con fecha de      Comercio de la Ciudad de Mexico, con fecha 22
    15 de febrero de 1999, bajo el folio             de marzo de 1999, bajo el folio mercantil
         mercantil numero 65,126.                                 numero 65,126.

                                    ACCIVAL
           ACCIONES Y VALORES DE MEXICO, S.A. DE C.V., CASA DE BOLSA,
                INTEGRANTE DEL GRUPO FINANCIERO BANAMEX ACCIVAL,
                               Representada por:



                           /s/ Luis Duhart Meade
                           -------------------------
                               Luis Duhart Meade
       Quien acredita su personalidad con la escritura publica numero19590 de fecha 25 de noviembre de 1996ante la fe del la licenciada Sara Cuevas Villalobos, Notario No. 197 del Distrito Federal, inscrita en el Registro Publico bajo el folio mercantil No. 17206.

                                    15 de 15

                            Summary of Material Terms

                              of Spanish Language

                               PLEDGE AGREEMENT

1.   Parties: This Pledge Agreement, dated March 30, 2000 is entered into by
     -------
Banco Nacional de Mexico, S.A., Member of the Grupo Financiero Banamex-Accival (the "Lending Institution"), Corporacion Durango, S.A. de C.V. (the
"Pledgor"), Administradora Corporativa y Mercantil, S.A. de C.V. (the "Borrower") and Acciones y Valores de Mexico, S.A. de C.V., Member of the Grupo Financiero Banamex-Accival ("Accival") (the "Pledge Agreement").

2.   Recitals: On March 30, 2000, the Lending Institution granted the Borrower a
     --------
credit of up to US DOLLARS one hundred ten million (US$110,000,000) of which the principal balance of such credit is due and payable on the five (5) year anniversary of the date of the execution of the note with respect to the first disbursement of the borrowed funds. The Pledgor enters into this Pledge Agreement in order to secure all of the Borrower's obligations under the credit agreement, dated March 30, 2000, entered into by and between the Borrower and the Lending Institution (the "Credit Agreement"). Under the Agreements of Stock Intermediation number 49464 EE and number 49482 EE, dated March 27, 2000, the Borrower and the Pledgor, respectively, have deposited with Accival the certificates of shares of Series A common stock set forth on Annex 1 (the "Shares") of Grupo Industrial Durango, S.A. de C.V. ("GID") that constitute the pledge granted under this Pledge Agreement.

3.   Creation of a Security Interest: In order to secure the performance of the
     -------------------------------
obligations of the Borrower under the Credit Agreement, including, without limitation, the punctual payment of all amounts that Borrower must pay the Lending Institution (which include the payment of the principal sum, ordinary and penalty interest, commissions, costs and expenses) and other legal consequences borne by the Borrower under the Credit Agreement, the Borrower and the Pledgor hereby pledge the Shares in favor of the Lending Institution.

4.   Shares of Series A Common Stock as Security: The Borrower and the
     -------------------------------------------
Pledgor hereby obligate themselves to jointly maintain the pledge of the Shares in favor of the Lending Institution in accordance with the terms of this Pledge Agreement until all moneys owed by the Borrower to the Lending Institution under the Credit Agreement are fully paid to the Lending Institution, with the understanding that the minimum number of Shares pledged at all times shall represent at least 35.7745% of the outstanding capital stock of GID.

5.   Termination of Pledge Agreement: This Pledge Agreement shall terminate, and
     -------------------------------
the security hereby held by the Lending Institution shall expire, upon full payment of all borrowed funds and moneys owed by the Borrower to the Lending Institution.

6.   Causes and Procedure for Extrajudicial Sale of Shares of Series A Common
     ------------------------------------------------------------------------
Stock:  The Pledge Agreement contains a customary list of events of default
-----
that would allow the Lending Institution to sell the Shares extrajudicially through an executor appointed in the Pledge Agreement and sets forth a customary procedure which must be followed by the parties and the executor in carrying out the extrajudicial sale of the Shares.

7.   Governing Law and Jurisdiction:  This Pledge Agreement is governed by
     ------------------------------
the Mexican Stock Market Law (Ley de Mercado de Valores) and its supplemental laws. With respect to all disputes in relation to the interpretation and performance of this Pledge Agreement, each of the parties accept and submit themselves to the jurisdiction and the competence of the courts of Plaza, Mexico and the courts of Mexico City, D.F., Mexico, at the election of the plaintiff, and expressly waive any other venue that may have jurisdiction or competence in the future by virtue of its domicile or any other reason.

8.  Annex 1 to the Pledge Agreement:
    -------------------------------

----------------------------------------------------------------------------------------------------
Number of                   Issuer:                  Ticker:                Agreement of Stock
 Shares:                                                                  Intermediation Number:
----------------------------------------------------------------------------------------------------
15,068,000        Grupo Industrial Durango, S.A.   GIDUSA.A               49464EE
                  de C.V.
----------------------------------------------------------------------------------------------------
4,257,435         Grupo Industrial Durango, S.A.   GIDUSA.A               49482EE
                  de C.V.
----------------------------------------------------------------------------------------------------